UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2008 (August 29, 2008)

Date of Report (Date of earliest event reported)

EXCEL TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19306	11-2780242
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41 Research Way, East Setauket, NY 11733

(Address of principal executive offices, including zip code)

(631) 784-6175

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2008, Eagle Acquisition Corporation (“Purchaser”), a Delaware corporation and a wholly-owned indirect subsidiary of GSI Group, Inc., a New Brunswick corporation (“Parent”), was merged (the “Merger”) with and into Excel Technology, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger dated as of July 9, 2008, by and among Parent, Purchaser and the Company (the “Merger Agreement”). As a result of the Merger, each share of common stock of the Company, par value $0.001 per share (“Shares”), then outstanding (other than Shares held in the treasury of the Company and Shares held by (i) Parent, Purchaser or any other wholly-owned subsidiary of Parent or the Company or (ii) shareholders who properly demand and perfect appraisal rights under Delaware law) has been converted into the right to receive an amount in cash equal to $32.00, without interest thereon and less any required withholding taxes, upon surrender of the certificate representing such Share, and the Company has become an indirect wholly-owned indirect subsidiary of Parent.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on July 11, 2008.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Stock Market (“NASDAQ”). Accordingly, the Company has requested that the Shares be withdrawn from listing on NASDAQ prior to the open of trading on Tuesday, September 2, 2008, and NASDAQ has confirmed that the Shares will no longer trade on NASDAQ. NASDAQ has advised the Company that it will file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, which will result in the delisting of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s duty under Section 15(d) of the Exchange Act to file reports required by Section 13(a) of the Exchange Act.

A copy of the press release issued by Parent announcing the completion of the Merger is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon consummation of the Merger, the directors and officers of Purchaser immediately prior to the consummation of the Merger, consisting of Dr. Sergio Edelstein, Robert L. Bowen and Daniel J. Lyne, became the sole directors and officers of the Company, in each case until their successors are duly elected or appointed and qualified. Information with respect to such persons is contained in the Information Statement comprising Annex I to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission on July 23, 2008, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference. Accordingly, at the effective time of the Merger, Richard B. Black, Byron O. Pond, Garrett A. Garrettson, Ph.D. and Donald J. Hill ceased to be directors of the Company, which cessation was not because of any disagreements with the Company relating to the Company’s operations, policies or practices.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on July 11, 2008.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

Upon consummation of the Merger, the Company’s (i) articles of incorporation were amended and restated in their entirety to be identical to the articles of incorporation of Purchaser and (ii) bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser, each as in effect immediately prior to the consummation of the Merger (except that the name of the surviving corporation set forth in such articles of incorporation and bylaws shall be “Excel Technology, Inc.”).

Item 8.01.	Other Events

The information set forth under Item 3.01 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Excel Technology, Inc. (incorporated by reference in its entirety as originally filed with the SEC on July 23, 2008).

Exhibit 99.1	Press Release issued by GSI Group Inc. on August 29, 2008 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by GSI Group Inc. with the Securities and Exchange Commission on August 29, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2008	EXCEL TECHNOLOGY, INC.

	By	/s/ Daniel J. Lyne
Daniel J. Lyne
Secretary

EXHIBIT INDEX

Exhibit Number	Description
20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Excel Technology, Inc. (incorporated by reference in its entirety as originally filed with the SEC on July 23, 2008).

99.1	Press Release issued by GSI Group Inc. on August 29, 2008 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by GSI Group Inc. with the Securities and Exchange Commission on August 29, 2008).